UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 14th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Announcement of Dividend for Second Quarter of 2014 and Discontinuation of Future Dividends

On June 18, 2014, the Company issued a press release announcing that on June 17, 2014, the Company’s board of directors authorized and the Company declared a cash dividend for the second quarter of 2014 for its Class A common stock, par value $0.001 per share (“Class A Common Stock”) . The cash dividend will be paid on July 10, 2014 to record holders of Class A Common Stock at the close of business on June 30, 2014 in an amount equal to $0.18 per share.

This cash dividend is consistent with the cash dividends previously declared and paid with respect to the second, third and fourth quarters of 2013 and the first quarter of 2014.

The Company also announced in the press release that, as previously disclosed in the Company’s prospectus dated June 5, 2014 relating to the Company’s public offering of Class A Common Stock which closed on June 10, 2014 (the “Public Offering”), its board of directors has decided to discontinue future quarterly dividends pursuant to the Company’s debt covenants and consistent with the Company’s strategy for growth.

A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Closing of Partial Exercise of Over-allotment Option

On June 18, 2014, the Company closed the partial exercise of the overallotment option granted to the underwriters in the Public Offering for an additional 870,248 shares of Class A Common Stock, resulting in net proceeds to the Company (after underwriting discounts and commissions) of approximately $16.6 million. The underwriters also notified the Company that they will not exercise their overallotment option again.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K (including information furnished, included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, the Company’s ability to consummate our pending acquisitions of businesses and RCAP’s ability to integrate businesses acquired in recent acquisitions into Company’s existing businesses. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued June 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: June 18, 2014	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and Director